UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 2004
Date of Report (Date of earliest event reported)

STARBUCKS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2401 Utah Avenue South
Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On December 14, 2004, Starbucks Corporation (the “Company”) announced the retirement of Eduardo R. (“Ted”) Garcia as executive vice president, Supply Chain and Coffee Operations (“SCCO”) and the appointment of Dorothy J. Kim as his successor. A press release announcing Mr. Garcia’s retirement and Ms. Kim’s appointment is filed with this report as Exhibit 99.1.

     Ms. Kim, age 42, joined Starbucks in November 1995 and was promoted to executive vice president, SCCO in December 2004. From April 2003 to December 2004, Ms. Kim was senior vice president, Global Logistics, Planning and Procurement. From April 2002 to April 2003, Ms. Kim was vice president, SCCO, Logistics, and from October 2000 to April 2002, Ms. Kim was vice president, SCCO, Finance and Systems. Prior to becoming a vice president, Ms. Kim held several positions in retail planning and operations.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated December 14, 2004 announcing the retirement of
Eduardo R. (“Ted”) Garcia as executive vice president, Supply Chain and
Coffee Operations, Starbucks Corporation, and the appointment of Dorothy
J. Kim as his successor.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2004	STARBUCKS CORPORATION By: /s/ ORIN C. SMITH

Orin C. Smith
president and chief executive officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 14, 2004 announcing the retirement of Eduardo
R. (“Ted”) Garcia as executive vice president, Supply Chain and Coffee
Operations, Starbucks Corporation and the appointment of Dorothy J. Kim as his successor.